As filed with the Securities and Exchange Commission on January 15, 1997
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          EMISPHERE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             13-3306985
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                                15 SKYLINE DRIVE
                            HAWTHORNE, NEW YORK 10532
                                 (914) 347-2220
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     -------
                            MICHAEL M. GOLDBERG, M.D.
                        C/O EMISPHERE TECHNOLOGIES, INC.
                                15 SKYLINE DRIVE
                            HAWTHORNE, NEW YORK 10532
                                 (914) 347-2220
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

       JOHN P. MCENROE, ESQ.                             M. WARREN BROWNE, ESQ.
      EDWIN S. MAYNARD, ESQ.                               25 FIVE PONDS DRIVE
PAUL, WEISS, RIFKIND, WHARTON & GARRISON                WACCABUC, NEW YORK 10597
    1285 AVENUE OF THE AMERICAS
   NEW YORK, NEW YORK 10019-6064


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                            Proposed
                                                     Proposed maximum        maximum
     TITLE OF SECURITIES             Amount to be     offering price        aggregate            Amount of
       TO BE REGISTERED              registered(1)     per share(2)     offering price(2)   registration fee(2)
-------------------------------   ------------------   --------------   -----------------   -------------------
Common Stock, $.01 par value(1)    850,000 shares(3)      $20 5/8          $17,531,250           $5,312.50
===============================================================================================================

(1)This Registration Statement also applies to rights under the registrant's Rights Agreement which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fee is required for such rights as they will be issued for no additional consideration.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq National Market on January 8, 1997.
(3)Represents the number of shares of Common Stock held by the Selling Stockholder and the number of shares of Common Stock issuable to the Selling Stockholder upon exercise of the Warrants.
--------------------------------------------------------------------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JANUARY 15, 1997





                                  850,000 SHARES

    PROSPECTUS

                           EMISPHERE TECHNOLOGIES, INC.

                                   COMMON STOCK
                            (PAR VALUE $.01 PER SHARE)
                                  --------------

           The 850,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Emisphere Technologies, Inc. (the "Company" or "Emisphere" ) offered hereby are being offered for the account of Elan International Services Ltd. (the "Selling Stockholder"). The Shares include 250,000 shares of Common Stock which the Company may issue to the Selling Stockholder upon the exercise by it of certain warrants with an exercise price of $16.25 per share (the "Warrants"). The Company will not receive any proceeds from the sale of the Shares.

      The Shares may be offered by the Selling Stockholder for sale through underwriters or dealers or from time to time on the Nasdaq National Market, or otherwise, at prices then obtainable. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be underwriters within the meaning of the Securities Act. Commissions received by underwriters or by any such broker may be deemed to be underwriting commissions under the Securities Act. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder, other than commissions, concessions or discounts to underwriters, brokers or dealers. See "Plan of Distribution."

      The Common Stock of the Company is listed on the Nasdaq National Market under the trading symbol "EMIS." On January 14, 1997, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $23.125 per share.

      THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                                  --------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  --------------



                 The date of this Prospectus is January __, 1997

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Commission's web site at "http://www.sec.gov" and at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, exhibits, schedules thereto, and the financial statements and notes thereto filed or incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits thereto filed by the Company with the Commission may be inspected and copied at the locations described above.

                     DOCUMENTS INCORPORATED BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

       (1)  Annual Report on Form 10-K for the fiscal year ended July 31, 1996;

       (2) Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996;

       (3) The description of the Company's preferred stock purchase rights contained in its Registration Statement on Form 8-A, dated March 5, 1996; and

       (4) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, dated September 11, 1990.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request to: Emisphere Technologies, Inc., 15 Skyline Drive, Hawthorne, New York 10532, Attention: Secretary (telephone (914) 347-2220).

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. See "Special Note Regarding Forward-Looking Statements."

            SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements included in or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: uncertainties related to future testing results and viability of the Company's products; the Company's dependence on partnerships with pharmaceutical and other companies to develop, manufacture and commercialize products using the Company's drug delivery technologies; the need to obtain regulatory approval for the Company's products; the availability, terms and development of capital; the risk of technological obsolescence in a highly competitive industry; the Company's dependence on patents and proprietary rights; the Company's absence of profitable operations and need for additional capital; the Company's dependence on others to manufacture the Company's chemical compounds; the risk of product liability and policy limits of product liability insurance; potential liability for human clinical trials; the Company's dependence on key personnel; the quality, judgment and strategic decisions of management and other personnel; uncertain availability of third-party reimbursement for commercial medical products; general business and economic conditions; and other factors referenced in this Prospectus and in the Company's filings with the Commission.

                                  RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT AND THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS." SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW.

EARLY STAGE OF PRODUCT DEVELOPMENT

      The Company's primary focus is on using its proprietary technologies to discover and commercialize its proprietary synthetic chemical compounds ("carriers") that enable the oral delivery of therapeutic macromolecules and other compounds, which has not yet resulted in a commercial product. Should its carrier technologies prove not to be commercially successful, the Company's prospects will be materially adversely affected.

      A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in earlier studies or trials. Although the Company has obtained certain favorable results to date in preclinical studies of certain carrier compounds and Phase I clinical trials for the oral delivery of heparin, such results may not be predictive of results that will ultimately be obtained in future clinical trials. There can be no assurance that results of the Company's limited animal and human studies are indicative of results which would be achieved in additional animal studies or human clinical studies, all or some of which will be required with respect to various of the Company's proposed products before regulatory approval can be obtained, and there can be no assurance that such approval will be granted. Except for heparin, the Company has not conducted any human testing. The Company has not yet identified the optimum formulation of carrier for any drug nor has the Company arrived at a final manufacturing process for a finished product. Furthermore, it is possible that effective formulation with the Company's carriers may not be possible for certain drugs. In that event, the Company would most likely be unable to pursue commercialization arrangements with respect to those drugs. There can be no assurance that the Company will not encounter problems in its clinical trials that will cause the Company to delay or suspend its clinical trials, that the clinical trials of its products will be completed at all, that such testing will ultimately demonstrate the efficacy of such products or that any products will receive regulatory approval on a timely basis, if at all. If any such problems occur, the Company could be materially adversely affected.


IMPORTANCE OF PARTNERSHIPS WITH PHARMACEUTICAL COMPANIES

      Revenues from the Company's drug delivery technologies will be dependent upon the production and sale of products utilizing the Company's technologies. The Company does not currently possess the ability or resources necessary to complete on its own the development, testing, regulatory approval process and commercialization for pharmaceutical products utilizing its drug delivery technologies and the Company does not intend independently to market products incorporating its technologies in the foreseeable future. It is the Company's strategy to seek to enter into agreements with pharmaceutical companies that will assist the Company in development, testing, obtaining government approval for, and marketing and commercializing of the various formulations of its drug delivery technologies. Other than a joint venture between the Company and an affiliate of the Selling Stockholder, Elan Corporation plc, for developing and commercializing an oral heparin product, no commitments or development agreements have been entered into. See "-- The Elan Joint Venture." The Company has entered into feasibility and other preliminary arrangements with other pharmaceutical companies with respect to drugs other than heparin; none has resulted in the creation of any long term relationship or product. While the Company is frequently engaged in discussions with pharmaceutical and other companies, there can be no assurance that the Company will be able to enter into additional collaborative arrangements with respect to product development utilizing the Company's drug delivery technologies, that any existing or future collaborative arrangements will be successful or what the terms of any development agreements entered into will be. If the Company is unable to obtain development assistance and funds from pharmaceutical companies to fund a portion of its product development costs and to commercialize products, the Company may have to delay, scale back or curtail one or more of its activities. In the event no other pharmaceutical company enters into a development agreement with the Company, the Company may not have the financial resources to undertake the commercial development of products.

      In negotiating development agreements, the Company intends to seek funding with respect to a portion of development costs necessary to commercialize the product or products to which the agreement applies. The Company expects that the parties to development agreements will want the legal right to abandon a product at any time for any reason without significant penalty and there can be no assurance that such right will not be exercised. Further, potential development partners may have no obligation to deal exclusively with the Company in developing new drug delivery methods for their drugs and may pursue parallel development of other drug delivery technologies on their own or with other collaborative partners which may compete with the Company's oral drug delivery technologies.

      Although the Company believes that there should be sufficient economic incentive for development partners to devote resources to seeking to commercialize products utilizing the Company's drug delivery technologies, the Company will have no control over the resources and attention devoted by its partners to the development of a product and, to the extent resources devoted are limited, the Company may be adversely affected. Moreover, the terms of any future development agreements, if any, with respect to a particular drug may preclude or restrict the Company from entering into alternative arrangements with other pharmaceutical companies for the same or competing drugs.

NEED FOR REGULATORY APPROVAL OF PRODUCTS

      The Company's preclinical studies and clinical trials and the manufacturing and marketing of its carriers and technologies are subject to extensive, costly and rigorous regulation by various governmental authorities in the United States and other countries. The process of obtaining required regulatory approvals from the U.S. Food and Drug Administration (the "FDA") and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product. There can be no assurance that any technologies or carriers developed by the Company, independently or in collaboration with others, will meet applicable regulatory criteria to receive the required approvals for manufacturing and marketing. Delays in obtaining United States or foreign approvals could result in substantial additional costs to the Company and adversely affect the Company's competitive position. In addition, delays in regulatory approvals that may be encountered by corporate collaborators or other licensees of the Company could adversely affect the Company's business and prospects.

      The Company has neither sought nor received regulatory approval for the sale of any products in the United States or in any foreign country. The Company has completed a Phase I clinical trial in the United States for one of its drug delivery technologies for heparin but there can be no assurance that the FDA will permit further testing in a timely fashion, if at all. Delays or rejections may be encountered for a number of reasons, including changes in FDA policy during the period of product development and FDA regulatory review. Similar delays may also be encountered in other countries. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any products developed by the Company. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, even if regulatory approval is obtained, a marketed product, its manufacturer, and its manufacturing facilities are subject to continual review and periodic inspections, and later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on such product, manufacturer or facility, including withdrawal of the product from the market. If the Company is unable to obtain regulatory approvals for products on a timely basis, or if the Company is unable to continue to be in regulatory compliance, the Company's business and prospects will be materially adversely affected.

      Any new dosage form of any drug is required to undergo rigorous preclinical and clinical testing and an extensive review process mandated by the FDA and equivalent foreign authorities prior to marketing. There can be no assurance that the Company will develop commercially viable products, that the necessary regulatory approvals for any of the Company's products currently under development will be obtainable or that, if such approvals are obtainable, they will be forthcoming on a timely basis. These review and approval processes can take several years and require the expenditure of substantial resources.

THE ELAN JOINT VENTURE

      On September 26, 1996, the Company and an affiliate of the Selling Stockholder, Elan Corporation plc ("Elan"), finalized the formation of a joint venture (the "Elan Joint Venture"), pursuant to a letter of intent entered into in October 1995, to combine Elan's drug delivery and formulation capabilities with the Company's carrier technologies to research, develop and market oral formulations of heparin and heparinoids. The Company and Elan are sharing the financial benefits and expense obligations of the Elan Joint Venture on a 50/50 basis and they have equal representation on the Board of Directors of the joint venture company (the "JV Company").

      The Elan Joint Venture represents the exclusive vehicle through which the Company will develop and market orally deliverable heparin. Because the Company's testing of its carrier for heparin is in a more advanced state than any others of the Company's carriers, and because the Elan Joint Venture is the sole long-term collaborative arrangement that the Company has established with a pharmaceutical company, the Company would be materially adversely affected if the Elan Joint Venture does not continue or is not successful.

      Risks inherent to the Elan Joint Venture (other than relating to the product itself) include the following: (i) the Company may not have the necessary resources to comply with its obligation to satisfy 50% of the Elan Joint Venture's financial requirements (after exhaustion of the funds committed by Elan), (ii) the commercialization of the product will require significant financial resources that may ultimately not be available to the Elan Joint Venture, in which case the Elan Joint Venture would be materially adversely affected, (iii) a failure of either Elan or the Company to satisfy its respective share of the Elan Joint Venture's financial requirements would constitute a "default" under the Elan Joint Venture Agreement which could, under procedures set forth therein, result in the non-defaulting party having the right to invoke a forced purchase or sale by Elan or the Company of the interests held by the other in the Joint Venture Agreement on terms that may be disadvantageous to the Company, (iv) a change in control of the Company also constitutes a "default", with the invocation of the purchase/sale procedure described in (iii) above; and this provision, of itself, may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may adversely effect the market price of the Common Stock, (v) a deadlock could arise in the event of disagreements between Elan and the Company as to matters that are not resolved through the various non-binding arbitration procedures contained in the Joint Venture Agreement. Such deadlock would have a material adverse affect on the Elan Joint Venture and could result in the invocation of the purchase/sale procedure described in (iii) above or a dissolution of the Elan Joint Venture in a manner that may be disadvantageous to the Company, and (vi) while Elan and the Company contemplate that all benefits of the Elan Joint Venture shall be shared on a 50/50 basis, there are certain limited circumstances under which, by virtue of the structure of the Elan Joint Venture, Elan may have a $4,500,000 preference over the Company in returns from the Elan Joint Venture.

HIGHLY COMPETITIVE INDUSTRY AND RISK OF TECHNOLOGICAL OBSOLESCENCE

      Drug delivery, biotechnology and pharmaceutical science are evolving fields in which developments are expected to continue at a rapid pace. The Company's success depends upon maintaining a competitive position in the development of products and technologies in its areas of focus. The Company is in competition with other pharmaceutical and biotechnology companies, research organizations, individual scientists and non-profit organizations engaged in the development of alternative drug delivery technologies or new drug research and testing, as well as with entities developing new drugs which may be orally active. The Company is aware that a number of companies are seeking to develop new products and alternatives to injectable drug delivery, including, but not limited to, intranasal delivery, pulmonary systems, transdermal systems and colonic absorption systems. The Company also is aware of other companies currently engaged in the development and commercialization of oral drug delivery technologies and enhanced injectable systems. Many of these companies and entities have greater research and development capabilities, experience, and marketing, financial and managerial resources than the Company, and represent significant competition for the Company. Acquisitions of competing biotechnology companies by large pharmaceutical companies could enhance competitors' financial, marketing and other resources. Accordingly, the Company's competitors may succeed in developing competing technologies or obtaining regulatory approval for products more rapidly than the Company. There can be no assurance that developments by others will not render the Company's products or technologies uncompetitive or obsolete.

DEPENDENCE ON PATENTS AND PROPRIETARY RIGHTS

      The Company's success, competitive position and future revenues will depend, in part, on its ability to obtain patent protection in various jurisdictions related to its technologies, processes and products. The Company has filed, and expects to continue to file, patent applications seeking such protection. As of the date of this Prospectus, the Company has been granted certain patents on its delivery technologies in the United States and has certain patents issued or applications pending in various countries around the world. The Company has patent applications relating to its drug delivery technologies pending in the United States, including an application relating to its heparin carrier, and has pending or expects to file corresponding patent applications in various countries around the world. There is no guarantee that the reissue application will be successful or that the United States Patent and Trademark Office will not reject all of the patent claims, including those granted in the original patent. There can be no assurance that any patent applications relating to the Company's potential products or processes will result in patents being issued, or that resulting patents, if any, are valid, enforceable or will provide protection against competitors who successfully challenge the Company's patents, obtain patents that may have an adverse effect on the Company's ability to conduct business, or are able to circumvent the Company's patent position. The Company has conducted database searches to discover the existence of previous patents and to determine the state of the art in the field of certain inventions for which patent applications were to be filed. Database searches are not conclusive however and it is possible that conflicting patents have been issued and/or that other parties have conducted research or made discoveries of compounds or processes that preceded the Company's discoveries and which could prevent the Company from obtaining patent protection, or could narrow the scope of any protection obtained. There can be no assurance that the manufacture, use or sale of the Company's product candidates will not infringe patent rights of others. The Company may be unable to avoid infringement of those patents and may have to seek a license, defend an infringement action, or challenge the validity of the patents in court. There can be no assurance that a license will be available to the Company, if at all, upon terms and conditions acceptable to the Company or that the Company will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that the Company will have sufficient resources to pursue such litigation. If the Company does not obtain a license under such patents, is found liable for infringement, or is not able to have them declared invalid, the Company may be liable for significant monetary damages, may encounter significant delays in bringing products to market, or may be precluded from participating in the manufacture, use or sale of products or methods of treatment covered by such patents. There can be no assurance that the Company has identified United States and foreign patents that pose a risk of infringement.

      The Company's strategy involves collaborative arrangements with other pharmaceutical companies for the development of new formulations of drugs developed by others and, ultimately, the receipt of royalties on sales of the new formulations of the drugs. These drugs are generally the property of the other companies and may be the subject of patents or patent applications and other forms of protection owned by such companies. To the extent such patents or other forms of protection expire, become invalid or otherwise ineffective or such drugs are covered by patents or other forms of protection owned by third parties, sales of such drugs by the collaborating pharmaceutical company may be restricted, limited, enjoined or may cease. Accordingly, the potential for royalty revenues to the Company may be adversely affected.

      To protect its proprietary technologies and processes, the Company also relies in part on maintaining trade secrets protected by confidentiality agreements with its corporate partners, employees, consultants, and certain contractors. There can be no assurance that these agreements have not been or will not be breached, that as a practical matter the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become generally known or be independently discovered by competitors and thus cease being protected.

ABSENCE OF PROFITABLE OPERATIONS; NEED FOR ADDITIONAL CAPITAL

      Since its inception in April 1985, the Company has generated significant losses from operations and for the foreseeable future the Company anticipates that it will continue to generate significant losses from operations. At October 31, 1996, the Company's accumulated deficit was approximately $44 million. The Company's operating revenues to date have been derived primarily from product development funding from a limited number of pharmaceutical companies. Revenues have been insufficient to offset the Company's operating expenses. The Company does not expect to achieve profitability for the foreseeable future. Profitability in the long term will depend on the Company's ability to gain regulatory approval for a product. See "--Need for Regulatory Approval of Products". Circumstances could arise which may result in a need to raise additional capital in the future. The Company has in the past raised additional capital through public offerings of its Common Stock and private equity financings. There can be no assurance that additional equity capital will be available on acceptable terms, or without severe dilution of the existing stockholders, if at all. If adequate funds are not available, the Company will be required to delay, scale back or eliminate some or all of its research or development programs or relinquish rights to certain of its technologies, product candidates or products that the Company would not otherwise relinquish.

DEPENDENCE ON OTHERS FOR MANUFACTURING OF THE COMPANY'S CHEMICAL COMPOUNDS

      The Company currently has no manufacturing facilities for large-scale clinical or commercial production of any compounds under consideration as products. The Company is producing some material for research and preclinical testing and has been supplied with larger lots of compound by contract manufacturing companies. For the foreseeable future, the Company does not intend to manufacture its carriers except for the foregoing limited purposes. If the Company is unable to contract for manufacturing on acceptable terms or if the Company cannot obtain compounds manufactured in accordance with specifications on a timely basis, the ability to conduct preclinical and human clinical testing will be adversely affected, resulting in the delay of product development and submission of products for regulatory approval, which in turn could materially impair the possibility of the Company achieving profitability.

      Likewise, under the Elan Joint Venture, the Company is obligated to provide the JV Company with a supply of carrier for the clinical testing program. Should the Company be unable to provide the specific amounts of carrier in the required time periods, delays to the development of oral heparin could occur which could materially adversely affect the Company's results.

RISKS OF PRODUCT LIABILITY CLAIMS AND CURRENT LIMIT OF PRODUCT LIABILITY INSURANCE; LIABILITY FOR HUMAN CLINICAL TRIALS

      The Company has product liability insurance with a policy limit of only $1 million and the JV Company has agreed to maintain product liability insurance with a policy limit to be determined. The testing, manufacturing and marketing of products for humans utilizing the Company's drug delivery technologies may expose the Company to potential product liability and other claims resulting from their use. Liability may result from claims made directly by consumers or by pharmaceutical companies or others selling products. Because the Company seeks to structure future development programs with the intention of developing commercially viable products for sale or license to pharmaceutical companies which would complete the development, manufacturing and marketing of the finished product, the Company intends to rely on indemnity undertakings by the pharmaceutical companies with regard to liability. There can be no assurance that the Company will be able to negotiate appropriate indemnity undertakings with pharmaceutical partners or that indemnity undertakings will be effective to protect the Company from liability or the costs of product liability litigation. While the Company may obtain additional product liability insurance if management determines that such insurance is desirable, there can be no assurance that the Company will apply for, or be able to obtain, insurance on acceptable terms, or that insurance, if obtained, would be adequate to fully protect the Company against any potential liability. In the event of a successful suit against the Company, if the Company does not have adequate product liability insurance coverage, the Company will be materially adversely affected.

      In addition to product liability risks associated with sales of products, the Company may be liable for the claims of individuals who participate in human clinical trials of its products. The Company intends to have human clinical trials conducted by pharmaceutical partners, and the Company will seek to have these partners indemnify the Company for claims arising out of the trials. There can be no assurance that the Company will be able to negotiate appropriate indemnity undertakings with pharmaceutical partners or that indemnity undertakings will be effective to protect the Company from liability or the costs of product liability litigation. While the Company has obtained, and will seek, waivers of liability from all persons who participated or may in the future participate in human clinical trials conducted by or on behalf of the Company, there can be no assurance that waivers will be effective to protect the Company from liability or the costs of product liability litigation. In the event of a successful suit against the Company, if the Company does not have adequate product liability insurance coverage, the Company will be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL

      The Company's success depends upon the continued contributions of its executive officers and scientific and technical personnel. During the Company's limited operating history, many key responsibilities within the Company have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect the business of the Company. In particular, the loss of the services of Michael M. Goldberg, M.D., the Company's Chairman of the Board and Chief Executive Officer, or Sam J. Milstein, Ph.D., the Company's President and Chief Scientific Officer, could have a material adverse effect on the Company's operations. The Company has employment agreements through July 31, 2000 with each of Drs. Goldberg and Milstein and has obtained key man life insurance in the amount of $1 million on the lives of each of Drs.
Goldberg and Milstein.

UNCERTAIN AVAILABILITY OF THIRD-PARTY REIMBURSEMENT

      The Company's commercial success could depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. If the Company succeeds in bringing products to market, there can be no assurance that the Company's products will be considered cost effective or outcome effective or that adequate third-party reimbursement will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before the Company's proposed products are approved for marketing and any such changes could further limit reimbursement for medical products.

POSSIBLE ADVERSE IMPACT ON HOLDERS OF COMMON STOCK; ANTITAKEOVER PROVISIONS

      The Company's Board of Directors (the "Board of Directors") has the authority, without any action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock and to fix the rights and preferences of any shares of such Preferred Stock to be issued. In addition, the Company has adopted a stockholder rights plan involving the issuance of preferred share purchase rights designed to cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. Certain provisions in the Company's Certificate of Incorporation, Bylaws and stockholder rights plan, as well as Delaware law and the ability of the Board of Directors to issue Preferred Stock, may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock.

POTENTIAL VOLATILITY OF STOCK PRICE

      The market prices for securities of biopharmaceutical companies, including the Company's Common Stock, have historically been highly volatile and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in the Company's operating results, announcements of technological collaborations, innovations or new products by the

Company or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by the Company or others and general market conditions may have a significant effect on the market price of the Common Stock. The Company's securities are subject to a high degree of risk and volatility. Investors should be aware that other investment opportunities, such as interest-bearing obligations, may result in a higher yield on investment and be less subject to fluctuation and risk of loss than an investment in the Company's Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE; EFFECT OF OUTSTANDING OPTIONS AND WARRANTS

      The issuance of freely tradable Common Stock upon the exercise of stock options and warrants, as well as future sales of Common Stock by existing stockholders, including future sales of the Shares by the Selling Stockholder, or the perception that sales could occur, could adversely affect the market price of the Common Stock. As of October 31, 1996, of the Company's 9,470,164 outstanding shares of Common Stock, all such shares, including the 600,000 shares of Common Stock currently held by the Selling Stockholder, are freely transferable without restriction under the Securities Act, unless held by an "affiliate" of the Company, as such term is defined under regulations promulgated under the Securities Act.
      The Company currently has outstanding options and warrants, including the Warrants held by the Selling Stockholder, to purchase approximately 4 million shares of Common Stock, at prices ranging from $1.50 to $23.25, which are exercisable over the next several years, giving the holders of such options and warrants an opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution in the interests of the other stockholders. The terms on which the Company may obtain additional financing during the period when such options and warrants are exercisable may be adversely affected by the existence of such options and warrants. The holders of the options and the warrants are likely to exercise them at a time when the Company would otherwise be able to obtain additional capital through an equity financing on terms more favorable than those provided by the options and warrants.

                                   THE COMPANY

      Emisphere is a drug delivery company focused on the discovery and application of proprietary carriers that enable the oral delivery of therapeutic macromolecules and other compounds that are not currently deliverable by oral means. The Company's proprietary technologies are based on the Company's ability to design and synthesize carriers to allow the transport of therapeutic molecules through biological membranes, including intestinal, nasal, sublingual, transdermal, subcutaneous, intramuscular and intraocular membranes. The Company has designed and synthesized a library of potential carriers and evaluated them for their ability to enable the oral delivery of therapeutic compounds. The Company has used its carriers to deliver heparin orally in humans and to deliver orally in animals a variety of compounds, including heparin, insulin, calcitonin, human parathyroid hormone, human growth hormone, interferon alpha, desferroxamine and cromolyn. The total market for the injectable formulation of these compounds is over $4 billion annually worldwide, and the Company believes that the market for these compounds will expand if they are available in oral form.

      The Company's executive offices are located are located at 15 Skyline Drive, Hawthorne, New York 10532, and its telephone number is (914) 347-2220.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from any sale of the Shares.

                               SELLING STOCKHOLDER


      The Selling Stockholder is an affiliate of Elan, which is party to a joint venture with the Company. See "Risk Factors -- The Elan Joint Venture." Pursuant to an agreement dated October 18, 1995, as amended (the "Purchase Agreement"), between the Company and the Selling Stockholder, the Selling Stockholder purchased 600,000 shares of Common Stock and Warrants to purchase 250,000 additional shares of Common Stock at an exercise price of $16.25 per share, and agreed, subject to certain exceptions, not to acquire additional shares of the Company's voting securities until September 26, 2001. During such standstill period, the Selling Stockholder has the opportunity, in the event the Company issues and sells voting securities, to purchase newly issued voting securities on the same terms and conditions and in an amount that would enable the Selling Stockholder to own the same percentage of the Company's voting securities as it owned before such issuance and sale. The Company has agreed to effect registration of any additional shares so purchased by the Selling Stockholder to permit public secondary trading thereof.

                              PLAN OF DISTRIBUTION

      Any or all of the Shares may be offered and sold to purchasers directly by or on behalf of the Selling Stockholder from time to time in the over-the-counter market, in privately negotiated transactions, in the Nasdaq National Market or otherwise, at prices prevailing in such market or exchange or as may be negotiated at the time of sale. The Shares may also be publicly offered through agents, underwriters or dealers. In such event, the Selling Stockholder may enter into agreements with respect to any such offering. Such underwriters, dealers or agents may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of Shares. The Selling Stockholder and any such underwriters, dealers or agents that participate in the distribution of Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company and affiliates of the Company. At the time a particular offer of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, concessions or commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions, or concessions allowed or reallowed or paid to dealers.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.


                                     EXPERTS

      The financial statements and financial statement schedule, as of July 31, 1996 and 1995 and for each of the three years in the period ended July 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended July 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if givthose contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstancofferwtocbuy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the inforCompany since the date hereof or that the information contained herein is correct at any time subsequent to its date.


                                 ---------------

                                TABLE OF CONTENTS

                                                        Page
                    Available Information.................2
                    Documents Incorporated by Reference...3
                    Special Note Regarding
                       Forward-looking Statements.........4
                    Risk Factors..........................5
                    The Company..........................12
                    Use of Proceeds......................12
                    Selling Stockholder..................13
                    Plan of Distribution.................13
                    Legal Matters........................14
                    Experts..............................14


================================================================================




                                 850,000 SHARES


                          EMISPHERE TECHNOLOGIES, INC.


                                  COMMON STOCK
                           (par value $.01 per share)

                                   PROSPECTUS





                                JANUARY __, 1997



================================================================================

                                   PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement. The Company has agreed to pay all of the costs and expenses of this offering.

         SEC Registration Fee..................................  $ 5,312.50
         Legal Fees and Expenses...............................   40,000.00*
         Accounting Fees and Expenses..........................    2,500.00*
         Miscellaneous.........................................    2,187.50*
                                                                 ----------
         Total.................................................  $50,000.00*
                                                                 ==========

         ---------------
            *Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

         The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify officers, directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The Certificate of Incorporation and By-Laws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. The Company has obtained such directors' and officers' insurance insuring, subject to certain conditions, its directors and officers against certain liabilities.

ITEM 16. EXHIBITS.

4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) and Exhibit 3(ii) of Registration Statement on Form S-18, Registration No. 33- 25759, Exhibit 3.1.2 of Registration Statement on Form S-1, Registration No. 33-40061, and
          Exhibit 3.1 of Registration Statement on Form S-3, Registration No. 33-53676)

4.2 By-laws of the Company (incorporated by reference to Exhibit 3(iii) of Registration Statement on Form S-18, Registration No. 33-25759)

4.4 Rights Agreement, dated as of February 23, 1996, by and between Emisphere Technologies, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated March 5, 1996)

5.1       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in
          Exhibit 5.1).

23.3      Consent of Coopers & Lybrand L.L.P.

24.1      Power of Attorney (Included on Page II-5).


ITEM 17. UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, New York on the 13th day of January, 1997.


                                 EMISPHERE TECHNOLOGIES, INC.



                                 By: /s/ Michael M. Goldberg, M.D.
                                     --------------------------------
                                     Michael M. Goldberg, M.D.
                                     Chairman of the Board and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael M. Goldberg, M.D. and Sam J. Milstein, Ph.D., or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                    Titles                         Date

/s/ Michael M. Goldberg, M.D.      Chairman of the             January 13, 1997
------------------------------     Board-and-Chief
Michael M. Goldberg, M.D.          Executive Officer
                                   (Principal Executive
                                   Officer)

/s/ Joseph D. Poveromo             Controller and Chief        January 13, 1997
------------------------------     Accounting-Officer
Joseph D. Poveromo                 (Principal Financial
                                   and Accounting
                                   Officer)

/s/ Sam J. Milstein, Ph.D.         President, Chief            January 13, 1997
------------------------------     Scientific-Officer
Sam J. Milstein, Ph.D.             and Director


/s/ Howard M. Pack                 Director                    January 13, 1997
------------------------------
Howard M. Pack



/s/ Peter Barton Hutt, Esq.        Director                    January 13, 1997
------------------------------
Peter Barton Hutt, Esq.



/s/ Jere E. Goyan, Ph.D.           Director                    January 13, 1997
------------------------------
Jere E. Goyan, Ph.D.



/s/ Mark I. Greene, M.D., Ph.D.    Director                    January 13, 1997
------------------------------
Mark I. Greene, M.D., Ph.D.

                                  EXHIBIT INDEX


Exhibit No.   Exhibit                                                      Page

4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) and Exhibit 3(ii) of Registration Statement on Form S-18, Registration No. 33-25759, Exhibit 3.1.2 of Registration Statement on Form S-1, Registration No. 33-40061, and Exhibit 3.1 of Registration Statement on Form S-3, Registration No. 33-53676)

4.2 By-laws of the Company (incorporated by reference to Exhibit 3(iii) of Registration Statement on Form S-18, Registration No. 33-25759)

4.4 Rights Agreement, dated as of February 23, 1996, by and between Emisphere Technologies, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent
              (incorporated by reference to Exhibit 4 of the
              Company's Current Report on Form 8-K dated March 5,
              1996)

5.1           Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1          Consent of Paul, Weiss, Rifkind, Wharton & Garrison
              (contained in Exhibit 5.1).

23.3          Consent of Coopers & Lybrand L.L.P.

24.1          Power of Attorney (Included on Page II-5).